UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

RELIV’ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11768 (Commission File Number)	37-1172197 (IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard (Address of principal executive offices)	Chesterfield, Missouri 63005 (Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item No. 1.01 Entry Into a Material Definitive Agreement

Issuer Repurchases of Common Stock Pursuant to Trading Plan

On June 12, 2008, as part of a share repurchase program, the Registrant entered into a Rule 10b5-1 trading plan with Canaccord Adams Inc. (“Canaccord”). Pursuant to the plan, the Registrant agreed to repurchase up to an aggregate of 500,000 shares of its common stock. From and including June 12, 2008 through the earlier of December 31, 2008, or when an aggregate of 500,000 shares of Reliv common stock shall have been purchased, the trading plan authorizes daily share repurchases, in accordance with the conditions of Rule 10b-18 promulgated under the Securities Exchange Act of 1934, equal to 25% of the average daily trading volume for Reliv common stock during the four calendar weeks preceding the week in which the purchases are made. During each trading day of the above-referenced trading period, Canaccord agrees to use reasonable efforts to effect a purchase or purchases of the daily share repurchase amount provided for in the trading plan.

The trading plan, which appears as Exhibit 10.1 to this report, is incorporated by reference in response to this Item 1.01

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Rule 10b5-1 Stock Repurchase Plan dated June 12, 2008 between Reliv International, Inc. and Canaccord Adams Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliv International, Inc
(Registrant)

Date: June 12, 2008	By: /s/ Robert L. Montgomery
Robert L. Montgomery Chief Executive Officer

EXHIBIT INDEX

10.1	Rule 10b5-1 Stock Repurchase Plan dated June 12, 2008 between Reliv International, Inc. and Canaccord Adams Inc.